UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2011
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Pro Forma Financial Information
     The purpose of this filing is to provide investors with unaudited pro forma condensed consolidated financial information in connection with (i) Energy Transfer Partners, L.P.’s (“ETP”) proposed transaction to contribute its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.9 billion in cash and common units representing limited partner interests in AmeriGas and (ii) ETP’s proposed transaction to acquire a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by Southern Union Company and El Paso Corporation, in exchange for $1.895 billion in cash and $105 million in ETP common units. Exhibit 99.1 to this Current Report on Form 8-K presents the following unaudited pro forma condensed consolidated financial information, which has been prepared in accordance with Article 11 of Regulation S-X:
•	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011;

•	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011;

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010; and

•	Notes to unaudited pro forma condensed consolidated financial statements.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
	By:	Energy Transfer Partners, GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.
its general partner

Date: November 7, 2011	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.